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                                                                       Exhibit 4


                    CERTIFICATE OF DESIGNATIONS OF THE POWERS
                     PREFERENCES AND RELATIVE, PARTICIPATING
                      OPTIONAL AND OTHER SPECIAL RIGHTS OF
                       PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF
                                       OF
                       6 1/2% CONVERTIBLE PREFERRED STOCK
                       SENSORMATIC ELECTRONICS CORPORATION

          ------------------------------------------------------------
                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
          ------------------------------------------------------------



         Sensormatic Electronics Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Restated Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by action duly taken on April 6, 1998, duly approved and adopted the following resolution (the "Resolution"):

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of 6 1/2% Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $250.00 per share, consisting initially of 690,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows;

                  (a) DESIGNATION. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the "6 1/2% Convertible Preferred Stock" (the "6 1/2% Preferred Stock"). The number of shares constituting such series shall be 690,000. The liquidation preference of the 6 1/2% Preferred Stock (the "Liquidation Preference") shall be $250.00 per share.

                  (b) RANK. The 6 1/2% Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after April 6, 1998 by the Board of Directors, the terms of which do not expressly provide that it ranks senior to


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         or on a parity with the 6 1/2% Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (ii) on a parity with any class of capital stock or series of preferred stock established after the 6 1/2% Preferred Stock Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the 6 1/2% Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and
         (iii) junior to each class of capital stock or series of preferred stock established after April 6, 1998 by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the 6 1/2% Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities"). The 6 1/2% Preferred Stock shall be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities, PROVIDED that the Company may not issue any class of Senior Securities or Parity Securities without the approval of the Holders of at least 66 2/3% of the shares of 6 1/2% Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class. The 6 1/2% Preferred Stock shall rank junior in right of payment to all indebtedness and other obligations of the Company.

                  (c)      DIVIDENDS.

                           (i) The Holders of the outstanding shares of 6 1/2%
                  Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative dividends from the Preferred Stock Issue Date, accruing at a rate per annum equal to 6 1/2% of the Liquidation Preference per share of the 6 1/2% Preferred Stock, payable quarterly on January 1, April 1, July 1 and October 1 of each year. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on July 1, 1998. Each distribution in the form of a dividend shall be payable to the Holders of record as they appear on the stock register of the Company on the record date for such purpose fixed by the Board of Directors, which shall not be less than 10 nor more than 60 days preceding the related Dividend Payment Date. Dividends will be payable, at the option of the Company, (1) in cash, (2) by delivery of shares of Common Stock to Holders (based upon 95% of the Average Stock Price (as defined below), or (3) through any combination of the foregoing; provided, however, that such payment will be made in cash unless the Company provides notice to the Transfer Agent at least one Business Day prior to such Dividend Payment Date. If the dividends are paid in shares of Common Stock, the number of shares of Common Stock to be issued on each Dividend Payment Date will be determined by dividing the total dividend to be paid on each share of 6 1/2% Preferred Stock by 95% of the average of the high and low sales prices of the Common Stock as reported by the New York Stock Exchange or any national securities exchange upon which the Common



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                  Stock is then listed, for each of the ten consecutive trading days immediately preceding the fifth Business Day preceding the record date (the "Average Stock Price"). The Transfer Agent is hereby authorized and directed to aggregate any fractional shares of Common Stock that are issued as dividends, sell them at the best available price and distribute the proceeds to the Holders in proportion to their respective interests therein. The Company shall pay the expenses of the Transfer Agent with respect to such sale, including brokerage commissions.

                           (ii) All dividends paid with respect to shares of the
                  6 1/2% Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

                           (iii) Nothing herein contained shall in any way or
                  under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any cash dividends on shares of the 6 1/2% Preferred Stock at any time.

                           (iv) Dividends on account of arrears for any past
                  Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (f)(i) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not less than ten nor more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

                           (v) Except as set forth in the following sentence, no
                  dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the 6 1/2% Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such Parity Securities. If full dividends are not so paid upon the shares of 6 1/2% Preferred Stock and any other Parity Securities, all dividends declared upon the 6 1/2% Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared on each class or series of the 6 1/2% Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that the aggregate accrued dividends on the 6 1/2% Preferred Stock and such Parity Securities bear to each other.

                           (vi)     (A) Holders of shares of the 6 1/2%
                           Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                                    (B) So long as any shares of 6 1/2%
                           Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any Junior Securities or make any payment on account of,




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                           or set apart for payment money for a sinking or other
                           similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Junior Securities or other such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith have been paid or deemed paid in full on the 6 1/2% Preferred Stock for all past Dividend Periods.

                                    (C) So long as any shares of the 6 1/2%
                           Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Parity Securities or any warrants, rights, calls or options exercisable for or convertible into Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Parity Securities or any such warrants, rights, calls or options unless the dividends determined in accordance herewith on the 6 1/2% Preferred Stock have been paid or deemed paid in full for all past Dividend Periods.

                           (vii) Dividends payable on shares of the 6 1/2%
                  Preferred Stock for any period of less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

                  (d)      LIQUIDATION PREFERENCE:

                           (i) Upon any voluntary or involuntary liquidation,
                  dissolution or winding-up of the Company, the Holders of shares of 6 1/2% Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution, the Liquidation Preference, plus an amount in cash equal to accumulated and unpaid dividends and Liquidated Damages, if any, thereon on the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any payment shall be made or any assets shall be distributed to the Holders of any Junior Securities. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the 6 1/2% Preferred Stock and all other Parity Securities are not paid in full, then the Holders of the 6 1/2%




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                  Preferred Stock and the Parity Securities shall share equally and ratably in any distribution of assets of the Company in proportion to the full Liquidation Preference and accumulated and unpaid dividends and Liquidated Damages, if any, determined as of the date of such voluntary or involuntary liquidation, dissolution or winding-up, to which each is entitled. After payment of the full amount of the Liquidation Preferences and accumulated and unpaid dividends and Liquidated Damages, if any, to which they are entitled, the Holders of shares of 6 1/2% Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company.

                           (ii) For the purposes of this paragraph (d) only,
                  neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more entities, shall be deemed to be a liquidation, dissolution or winding-up of the Company.

                  (e)      CONVERSION.

                           (i) A Holder of shares of 6 1/2% Preferred Stock may
                  convert such shares into Common Stock at any time on or after July 13, 1998. For the purposes of conversion, each share of 6 1/2% Preferred Stock shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion, except that the right to convert shares of 6 1/2% Preferred Stock called for redemption shall terminate at the close of business on the Business Day preceding the Redemption Date and shall be lost if not exercised prior to that time (unless the Company shall default in payment of the Optional Redemption Price). Immediately following such conversion, the rights of the Holders of converted 6 1/2% Preferred Stock shall cease and the Persons entitled to receive the Common Stock upon the conversion of 6 1/2% Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

                           (ii) To convert 6 1/2% Preferred Stock, a Holder must
                  (A) surrender the certificate or certificates evidencing the shares of 6 1/2% Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company or Transfer Agent for the 6 1/2% Preferred Stock, (B) notify the Company at such office that such Holder elects to convert 6 1/2% Preferred Stock and the number of shares such Holder wishes to convert, (C) state in writing the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued, and (D) pay any transfer or similar tax if required. In the event that a Holder fails to notify the Company of the number of shares of 6 1/2% Preferred Stock which such Holder wishes to convert, the Holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the Holder satisfies all those requirements is the "Conversion Date." As soon as practicable, the




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                  Company shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion, a payment in cash for any fractional share and a new certificate representing the unconverted portion, if any, of the shares of 6 1/2% Preferred Stock represented by the certificate or certificates surrendered for conversion. The Person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. No payment or adjustment will be made for accrued and unpaid dividends on converted shares of 6 1/2% Preferred Stock or for dividends on any Common Stock issued upon such conversion. A share of 6 1/2% Preferred Stock surrendered for conversion during the period from the close of business on any record date of the payment of dividends to the opening of business of the corresponding Dividend Payment Date must be accompanied by a payment (in a form provided for in paragraph (c) above) in an amount equal to the dividend payable on such Dividend Payment Date, unless such share of 6 1/2% Preferred Stock has been called for redemption on a redemption date occurring during the period from the close of business on any record date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date. The dividend payment with respect to a share of 6 1/2% Preferred Stock called for redemption on a date during the period from the close of business on any record date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date will be payable following the corresponding Dividend Payment Date to the record Holder of such share on such record date, notwithstanding the conversion of such share after such record date and prior to such Dividend Payment Date, and the Holder converting such share of 6 1/2% Preferred Stock need not include a payment of such dividend amount upon surrender of such share of 6 1/2% Preferred Stock for conversion. If a Holder of 6 1/2% Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of 6 1/2% Preferred Stock converted. If the last day on which 6 1/2% Preferred Stock may be converted is not a Business Day, 6 1/2% Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

                           (iii) The Company shall not issue a fractional share
                  of Common Stock upon conversion of 6 1/2% Preferred Stock. Instead, the Company shall pay a cash adjustment of the current market value of the fractional share. The current market value of a fraction of a share shall be determined as follows: Multiply the current market price of a full share by the fraction. Round the result to the nearest cent. The current market price of a share of Common Stock is the Quoted Price of the Common Stock on the last Trading Day prior to the Conversion Date.

                           (iv) If a Holder converts shares of 6 1/2% Preferred
                  Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder




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                  shall pay any such tax that is due because the shares are
                  issued in a name other than the Holder's name.

                           (v) The Company has reserved and shall continue to
                  reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury, enough shares of Common Stock to permit the conversion of the 6 1/2% Preferred Stock in full. All shares of Common Stock that may be issued upon conversion of 6 1/2% Preferred Stock shall be fully paid and nonassessable. The Company shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of 6 1/2% Preferred Stock and shall endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

                           (vi) In case the Company shall pay or make a dividend
                  or other distribution on any class of capital stock of the Company in Common Stock, other than the payment of dividends or other distributions in Common Stock on or with respect to the 6 1/2% Preferred Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders of Common Stock entitled to such dividends and distributions. For the purposes of this paragraph (e)(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                           (vii) In case the Company shall issue rights, options
                  or warrants to all holders of its Common Stock entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (e)(xi) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such



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                  determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares so offered for subscription, purchase or acquisition would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. However, upon the expiration of any right, option or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this paragraph (e)(vii), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effectively immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this paragraph (e) after the issuance of such rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purposes of this paragraph (e)(vii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                           (viii) In case the outstanding shares of Common Stock
                  shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                           (ix) In case the Company shall, by dividend or
                  otherwise, distribute to all holders of its Common Stock (A) evidences of its indebtedness or (B) shares of any class of capital stock, cash or other assets (including securities, but excluding (x) any rights, options or warrants referred to in paragraph (e)(vii) above, (y) any dividend or distribution referred to in paragraph (e)(vi) above, and (z) cash dividends paid from the Company's retained earnings, unless the sum of all such




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                  cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid in respect of any repurchases of Common Stock by the Company or any of its subsidiaries within the preceding months in respect of which no adjustment has been made, exceeds 20% of the Company's market capitalization (being the product of the then current market price per share (determined as provided in paragraph (e)(xi) below) of the Common Stock times the aggregate number of shares of Common Stock then outstanding) on the record date for such distribution), then in each case, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (e)(xi) below) of the Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) less the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with any conversion agent) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this paragraph (e)) applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination. The following transactions shall be excluded from the foregoing clauses (1) and (2): (I) repurchases of Common Stock issued under the Company's stock incentive programs; and (II) dividends or distributions payable-in-kind in additional shares of, or warrants, rights, calls or options exercisable for or convertible into additional shares of Junior Securities.

                           (x) The reclassification or change of Common Stock
                  into securities, including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which paragraph (e)(xviii) below shall apply), shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of the holders of Common Stock entitled to receive such distribution" within the meaning of paragraph (e)(ix) above), and (B) a division or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (e)(viii) above).






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                           (xi) For the purpose of any computation under
                  paragraph (e)(vii) or (e)(ix) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days immediately preceding the fifth Trading Day prior to the date for the determination of holders of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date on which the Common Stock goes "ex-dividend" in respect of such dividend or distribution).

                           (xii) No adjustment in the Conversion Price need be
                  made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (e) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                           (xiii) For purposes of this paragraph (e), "Common
                  Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of paragraph (e)(xviii) below, shares issuable on conversion of shares of 6 1/2% Preferred Stock shall include only shares of the class designated as Common Stock of the Company on the Preferred Stock Issue Date or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; PROVIDED that, if at the time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                           (xiv) No adjustment in the Conversion Price shall
                  reduce the Conversion Price below the then par value of the Common Stock. No adjustment in the Conversion Price need be made under paragraphs (e)(vi), (e)(viii) and (e)(ix) above if the Company issues or distributes to each Holder of 6 1/2% Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those paragraphs which each Holder would have been entitled to receive had 6 1/2% Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

                           (xv) Whenever the Conversion Price is adjusted, the
                  Company shall promptly mail to Holders of 6 1/2% Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Company shall file with the Transfer Agent for the 6 1/2% Preferred Stock, if any, a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to paragraph (e)(xvi) below, the certificate shall be conclusive evidence that the adjustment is correct.

                           (xvi) The Company from time to time may reduce the
                  Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock rights will not be taxable to the holders of Common Stock by any amount, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Company shall mail to Holders of 6 1/2% Preferred Stock a notice of the reduction. The Company shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of paragraphs (e)(vi), (e) (vii), (e)(viii) and
                  (e)(ix) above.

                           (xvii)   If:

                                    (A) the Company takes any action which would
                           require an adjustment in the Conversion Price pursuant to paragraph (e)(vii), (e)(ix) or (e)(x) above;

                                    (B) the Company consolidates or merges with,
                           or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction; or

                                    (C) there is a dissolution or liquidation of
                           the Company;

                  the Company shall mail to Holders of the 6 1/2% Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph (e)(xvii).

                           (xviii) In the case of any consolidation of the
                  Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company's Common Stock is converted into other securities, cash or assets, upon consummation of the transaction, each share of 6 1/2% Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such share of 6 1/2% Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holders of 6 1/2% Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of 6 1/2% Preferred Stock. If this paragraph (e)(xviii) applies, paragraphs (e)(vi),
                  (e)(vii), (e)(viii), (e)(ix) and (e)(x) do not apply.

                           (xix) In any case in which this paragraph (e) shall
                  require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event (A) the issuance to the Holder of any shares of 6 1/2% Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (B) a cash payment for any remaining fractional shares of Common Stock as provided in paragraph (e)(iii) above; PROVIDED, HOWEVER, that if such event shall not have occurred and authorization of such event shall be rescinded by the Company, the Conversion Price shall be recomputed immediately upon such rescission to the price that would have been in effect had such event not been authorized, PROVIDED that such rescission is permitted by and effective under applicable laws.

                           (xx) All shares of 6 1/2% Preferred Stock converted
                  pursuant to this paragraph (e) shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock.

                  (f)      REDEMPTION.

                           (i) OPTIONAL REDEMPTION. (A) The Company may, at the
                  option of the Board of Directors, redeem at any time on or after April 4, 2001, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph (f)(ii) hereof, any or all of the shares of the 6 1/2% Preferred Stock, at the redemption prices (expressed as a percentage of the Liquidation Preference) set forth below if redeemed during the 12-month period beginning on April 4 of each of the years indicated below:

                      YEAR                                   PERCENTAGE
                      ----                                   ----------

                      2001...............................      103.71%
                      2002...............................      102.79%
                      2003...............................      101.86%
                      2004...............................      100.93%
                      2005 and thereafter................     100.000%
                  plus, in each case, an amount of cash, or shares of Common Stock, equal to all accumulated and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the date fixed for redemption (the "Redemption Date")) and Liquidated Damages, if any (the "Optional Redemption Price"), PROVIDED, that no optional redemption pursuant to this paragraph (f)(i)(A) shall be authorized or made unless prior to the applicable Redemption Notice all accumulated and unpaid dividends for Dividend Periods ended prior to the date of such Redemption Notice shall have been paid.

                                    (B) In the event of a redemption pursuant to
                           paragraph (f)(1)(A) hereof of only a portion of the then outstanding shares of the 6 1/2% Preferred Stock, the Company shall effect such redemption pro rata according to the number of shares held by each Holder of the 6 1/2% Preferred Stock or by lot, as may be determined by the Company in its sole discretion; PROVIDED that the Company may redeem all shares held by Holders of fewer than ten shares of 6 1/2% Preferred Stock (or by Holders that would hold fewer than ten shares of 6 1/2% Preferred Stock following such redemption) prior to its redemption of other shares of 6 1/2% Preferred Stock.

                  (ii) PROCEDURES FOR REDEMPTION. (A) At least 30 days and not more than 60 days prior to the Redemption Date of the 6 1/2% Preferred Stock, the Company shall make a public announcement of the redemption, and shall mail written notice (the "Redemption Notice") by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the 6 1/2% Preferred Stock at the Holder's address as the same appears on the stock register of the Company, PROVIDED that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of 6 1/2% Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                                    (1) that the redemption is pursuant to
                           paragraph (f)(i)(A) hereof,

                                    (2) the Optional Redemption Price;

                                    (3) whether all or less than all the
                           outstanding shares of the 6 1/2% Preferred Stock are to be redeemed and the total number of shares of the 6 1/2% Preferred Stock being redeemed;

                                    (4) the number of shares of 6 1/2% Preferred
                           Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem;

                                    (5) the Redemption Date;

                                    (6) that the Holder is to surrender to the
                           Company, at the place or places where certificates for shares of 6 1/2% Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of 6 1/2% Preferred Stock to be redeemed;

                                    (7) the name of any bank or trust Company
                           performing the duties referred to in paragraph
                           (f)(ii)(D) hereof; and

                                    (8) that dividends on the shares of the 6
                           1/2% Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price.

                                    (B) Each Holder of 6 1/2% Preferred Stock
                           shall surrender the certificate or certificates representing such shares of 6 1/2% Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                                    (C) Unless the Company defaults in the
                           payment in full of the applicable redemption price, dividends on the 6 1/2% Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redeemed shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price without interest.

                                    (D) If a Redemption Notice shall have been
                           duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Company with such bank or trust company in trust for the pro rata benefit of the Holders of the 6 1/2% Preferred Stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the close of business on the day on which such funds are so deposited, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate and, for the purposes of paragraphs
                           (f)(ii)(A)(8) and (f)(ii)(C) above, the Company will be deemed to have paid the Optional Redemption Price on the Redemption Date, except only the right of Holders thereof to received from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right of the Holders thereof to convert such shares as provided in paragraph (f) hereof to the Business Day preceding the Redemption Date. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or any state thereof, shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so set aside or deposited, as the case may be, in respect of shares of the 6 1/2% Preferred Stock that are subsequently converted shall be promptly returned to the Company. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption shall, to the extent permitted by law, be released or repaid to the Company, after which repayment the Holders of the shares so called for redemption shall look only to the Company for payment thereof.

                  (g)      VOTING RIGHTS.

                           (i) The holders of shares of 6 1/2% Preferred Stock,
                  except as otherwise required under Delaware law, the Certificate of Incorporation or as set forth in paragraphs
                  (g)(ii), (g)(iii) and (g)(iv) below, shall not be entitled or permitted to vote on any matter required or permitted to voted upon by the stockholders of the Company.

                           (ii) (A) So long as any shares of the 6 1/2%
                           Preferred Stock are outstanding, the Company shall not authorize any class of Senior Securities or Parity Securities without the affirmative vote or consent of Holders of at least 66 2/3% of the outstanding shares of 6 1/2% Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                                    (B) So long as any shares of the 6 1/2%
                           Preferred Stock are outstanding, the Company shall not amend this Certificate of Designations so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of 6 1/2% Preferred Stock or to authorize the issuance of any additional shares of 6 1/2% Preferred Stock without the affirmative vote or consent of Holders of at least 66 2/3% of the issued and outstanding shares of 6 1/2% Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                                    (C) Except as set forth in paragraph
                           (g)(ii)(A) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the Holders of 6 1/2% Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of the 6 1/2% Preferred Stock.

                           (iii) (A) If dividends on the 6 1/2% Preferred Stock are in arrears and unpaid for six quarterly Dividend Periods (whether or not consecutive) (a "Voting Rights Triggering Event"), then the number of directors constituting the Board of Directors shall be adjusted to permit the Holders of a majority of the then outstanding 6 1/2% Preferred Stock, voting separately as one class, to elect two directors. Holders of a majority of the issued and outstanding shares of the 6 1/2% Preferred Stock, voting separately as one class, shall have the exclusive right to elect such members of the Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of the 6 1/2% Preferred Stock expire (other than as described in (g)(iii)(B) below).

                                    (B) The right of the Holders of 6 1/2%
                           Preferred Stock voting separately as one class to elect members of the Board of Directors as set forth in paragraph (g)(iii)(A) above shall continue until such time as all accumulated dividends and Liquidated Damages, if any, that are in arrears on the 6 1/2% Preferred Stock are paid in full and the Company has paid dividends in full on two consecutive Dividend Payment Dates following the payment of such arrearage, at which time the term of any directors elected pursuant to paragraph (g)(iii)(A) shall terminate, subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Voting Rights Triggering Event. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of shares of the 6 1/2% Preferred Stock pursuant to paragraph (g)(iii)(A) hereof, if vacancies shall exist in the office of directors elected by the Holders of shares of the 6 1/2% Preferred Stock, a proper officer of the Company may, and upon the written request of the Holders of record of at least 10% of the shares of 6 1/2% Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the Holders of 6 1/2% Preferred Stock, for the purpose of electing the directors that such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Company within 20 days after personal service of said written request upon the Secretary of the Company, or within 20 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the Holders of record of at least 20% of the outstanding shares of the 6 1/2% Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this paragraph
                           (g)(iii)(B), no such special meeting shall be called if any such request is received less than 30 days before the date fixed for the next ensuring annual or special meeting of stockholders of the Company. Any Holder of shares of the 6 1/2% Preferred Stock so designated shall have, and the Company shall provide, access to the lists of Holders of shares of the 6 1/2% Preferred Stock for purposes of calling a meeting pursuant to the provisions of this paragraph
                           (g)(iii)(B).

                                    (C) At any meeting held for the purpose of
                           electing directors at which the Holders of 6 1/2% Preferred Stock shall have the right, voting separately as one class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding 6 1/2% Preferred Stock shall be required to constitute a quorum of such 6 1/2% Preferred Stock.

                                    (D) Directors elected pursuant to this
                           paragraph (g) shall serve until the earlier of (1) the next annual meeting of the stockholders and until their successors are qualified or (2) the time specified in paragraph (g)(iii)(B) above. Any vacancy occurring in the office of a director elected by the Holders of shares of the 6 1/2% Preferred Stock may be filled by the remaining director elected by the Holders of shares of the 6 1/2% Preferred Stock unless and until such vacancy shall be filled by the Holders of shares of the 6 1/2% Preferred Stock.

                           (iv) In any case in which the Holders of shares of
                  the 6 1/2% Preferred Stock shall be entitled to vote pursuant to this paragraph (g) or pursuant to Delaware law, each Holder of shares of the 6 1/2% Preferred Stock shall be entitled to one vote for each share of 6 1/2% Preferred Stock held.

                  (h)      SPECIAL CONVERSION RIGHTS UPON CHANGE OF CONTROL.

                           (i) Upon the occurrence of a Change of Control, each
                  Holder shall have the right, at the Holder's option, during the Special Conversion Exercise Period to convert all, but not less than all, of such Holder's 6 1/2% Preferred Stock into Common Stock at an adjusted Conversion Price per share equal to the Special Conversion Price. 6 1/2% Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible into Common Stock as provided pursuant to paragraph (e). If a Change of Control involves a consolidation, merger or sale of assets of the Company, the Holders of shares of the 6 1/2% Preferred Stock exercising their conversion rights will be entitled to receive the same consideration as would be received by a Holder of the number of shares of Common Stock into which their shares of 6 1/2% Preferred Stock would have been converted pursuant to their special conversion rights.

                           (ii) Upon the occurrence of a Change of Control,
                  within 15 days after such occurrence, the Company shall mail to each Holder of 6 1/2% Preferred Stock a notice of such occurrence (the "Special Conversion Notice") setting forth the following:

                                    (A) the event constituting the Change of
                           Control, together with such other information as may be required pursuant to the securities laws;

                                    (B) the Special Conversion Exercise Period
                           and the Special Conversion Termination Date;

                                    (C) the Special Conversion Price;

                                    (D) the Conversion Price then in effect and
                           the continuing conversion rights, if any, under paragraph (e);

                                    (E) the name and address of the paying agent
                           and Transfer Agent;

                                    (F) that the Holders who want to convert
                           shares of 6 1/2% Preferred Stock must exercise such conversion right during the Special Conversion Exercise Period; and

                                    (G) that exercise of such special conversion
                           right shall be irrevocable except that Holders shall have the right to withdraw their election to exercise the special conversion right at any time prior to the close of business on the Special Conversion Termination Date by providing written or facsimile transmission notice of withdrawal to the Transfer Agent, which notice, to be effective, must be received by the Transfer

                           Agent prior to the close of business on the Special Conversion Termination Date, and no dividends on shares of 6 1/2% Preferred Stock (or portions thereof) tendered for conversion shall accrue from and after the Special Conversion Termination Date.

                           (ii) A Holder must exercise the special conversion
                  right during the Special Conversion Exercise Period or such special conversion right shall expire. Such right must be exercised in accordance with paragraph (e) to the extent the procedures in paragraph (e) are consistent with the special provisions of this paragraph (h). Exercise of such conversion right shall, except as provided above, be irrevocable, and dividends on 6 1/2% Preferred Stock tendered for conversion shall cease to accrue from and after the Special Conversion Termination Date. The conversion date with respect to the exercise of a special conversion right arising upon a Change of Control shall be the Special Conversion Termination Date.

                  (i) PREEMPTIVE RIGHTS. No share of 6 1/2% Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

                  (j) REISSUANCE OF PREFERRED STOCK. Shares of 6 1/2% Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, PROVIDED that any issuance of such shares as 6 1/2% Preferred Stock must be in compliance with the terms hereof.

                  (k) BUSINESS DAY. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

                  (l) MERGER, CONSOLIDATION AND SALE OF ASSETS. Without the vote or consent of the Holders of a majority of the then outstanding shares of 6 1/2% Preferred Stock, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any Person unless
         (i) the entity formed by such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) if the Company is not the resulting entity, the 6 1/2% Preferred Stock is converted into or exchanged for and becomes shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights thereof that the 6 1/2% Preferred Stock had immediately prior to such transaction; and (iii) immediately after giving effect to such transaction, no Voting Rights Triggering Event has occurred and is continuing; provided, however, that the provisions of this paragraph (l) shall not be applicable to any transaction that constitutes a Change of Control. The resulting entity of such transaction shall thereafter be deemed to be the "Company" for all purposes of this Certificate of Designations.

                  (m) INFORMATION. The Company shall furnish to the Holders of the 6 1/2% Preferred Stock, with reasonable promptness, such notices, information and data with respect to the Company as the Company delivers to the holders of its Common Stock and such other information and data as such Holders may from time to time reasonably request. In addition, the Company shall furnish to the Holders of the 6 1/2% Preferred Stock, prospective purchasers of shares of 6 1/2% Preferred Stock and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (n) MUTILATED OR MISSING PREFERRED STOCK CERTIFICATES. If any of the 6 1/2% Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated 6 1/2% Preferred Stock certificate, or in lieu of and substitution for the 6 1/2% Preferred Stock certificate lost, stolen or destroyed, a new 6 1/2% Preferred Stock certificate of like tenor and representing an equivalent amount of shares of 6 1/2% Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such 6 1/2% Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent (if other than the Company).

                  (o) HEADINGS OF SUBDIVISIONS. The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  (p) SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the 6 1/2% Preferred Stock set forth in this Certificate of Designations filed pursuant hereto (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation, shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                  (q) NOTICES. All notices or other communications required or permitted to be given to the Company hereunder shall be made by first-class mail, postage prepaid, to the Company at its principal executive offices (currently located on the date of the adoption of these Resolutions at the following address: Sensormatic Electronics Corporation,

         951 Yamato Road, Boca Raton, Florida 33431-0700, Attention: Secretary). All notices or other communications required or permitted to be given by the Company to Holders of the 6 1/2% Preferred Stock shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each Holder of record at his or her address appearing on the books of the Company, when personally delivered or sent by overnight or other courier delivery or upon actual receipt (any of which being deemed "mailed" for purposes of this Certificate of Designations). Minor imperfections in any such notice shall not affect the validity thereof.

                  (r) LIMITATIONS. Except as may otherwise be required by law, the shares of 6 1/2% Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Certificate of Designations (as may be amended from time to time) or otherwise to the Certificate of Incorporation of the Company.

                  (s) DEFINITIONS. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                           "Affiliate" of any specified Person means an
                  "affiliate" of such Person, as such term is defined for purposes of Rule 144 under the Securities Act.

                           "Board of Directors" has the meaning set forth in the
                  first paragraph of this Certificate of Designations.

                           "Business Day" means any day except a Saturday, a
                  Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

                           "Certificate of Incorporation" has the meaning set
                  forth in the first paragraph of this Certificate of Designations.

                           "Change of Control" means the occurrence of any of
                  the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
                  (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 of the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company, unless (A) the Closing Price per share of Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the announcement of such Change of Control equals or exceeds 105% of the Conversion Price then in effect, or (B) at least 90% of the consideration in the transaction or transactions constituting a Change of Control pursuant to clause (iii) consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the 6 1/2% Preferred Stock become, convertible solely into such common stock (and any rights attached thereto), or (iv) the first day on which more than one-third of the Board of Directors (excluding any directors elected by the holders of the Preferred Stock following a Voting Rights Triggering Event) are not Continuing Directors; PROVIDED, HOWEVER, that a transaction in which the Company becomes a subsidiary of another entity shall not constitute a Change of Control if (A) the stockholders of the Company immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Company immediately following the consummation of such transaction and (B) immediately following the consummation of such transaction, no "person" or "group" (as such terms are defined above), other than such other entity (but including holders of equity interests of such other entity), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Company.

                           "Closing Price" means for each Trading Day, the last
                  reported sale price regular-way on the New York Stock Exchange (or if the New York Stock Exchange is not the principal national securities exchange on which the Common Stock is listed or admitted for trading, on such other national securities exchange or, if the Common Stock is not so listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose).

                           "Commission" means the Securities and Exchange
                  Commission.

                           "Common Stock" means the Common Stock, par value
                  $0.01 per share, of the Company.

                           "Continuing Directors" means, as of any date of
                  determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors on the date of original issuance of the 6 1/2% Preferred Stock or
                  (ii) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least two-thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election, but in any event excluding any directors elected by the holders of the Preferred Stock following a Voting Rights Triggering Event.

                           "Conversion Date" has the meaning set forth in
                  paragraph (e)(ii) hereof.

                           "Conversion Price" shall initially mean $19.52 and
                  thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph (e) hereof.

                           "Dividend Payment Date" means January 1, April 1,
                  July 1, and October 1 of each year.

                           "Dividend Period" means the Initial Dividend Period
                  and, thereafter, each Quarterly Dividend Period.

                           "Exchange Act" means the Securities Exchange Act of
                  1934, as amended.

                           "Holder" means a holder of shares of 6 1/2% Preferred
                  Stock as reflected in the stock records of the Company or the Transfer Agent for the 6 1/2% Preferred Stock.

                           "Initial Dividend Period" means the dividend period
                  commencing on the Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

                           "Junior Securities" has the meaning set forth in
                  paragraph (b) hereof.

                           "Liquidated Damages" means all liquidated damages
                  then owing under the Registration Rights Agreement.

                           "Liquidation Preference" has the meaning set forth in
                  paragraph (a) hereof.

                           "Optional Redemption Price" has the meaning set forth
                  in paragraph (f)(i) of this Certificate of Designations.

                           "Person" means any individual, corporation,
                  partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                           "6 1/2% Preferred Stock" has the meaning set forth in
                  paragraph (a) hereof.

                           "Preferred Stock Issue Date" means the date on which
                  the 6 1/2% Preferred Stock is originally issued by the Company under this Certificate of Designations.

                           "Quoted Price" means the last reported sale price of
                  the applicable security on the principal exchange (including, if applicable, the New York Stock Exchange) on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate.

                           "Quarterly Dividend Period" shall mean the quarterly
                  period commencing on each January 1, April 1, July 1, and October 1, and ending on the day before the following Dividend Payment Date.

                           "Redemption Date" with respect to any shares of 6
                  1/2% Preferred Stock means the date on which such shares of 6 1/2% Preferred Stock are redeemed by the Company.

                           "Redemption Notice" has the meaning set forth in
                  paragraph (f)(ii) hereof.

                           "Registration Rights Agreement" means the
                  Registration Rights Agreement with respect to the 6 1/2% Preferred Stock, dated as of April 13, 1998, by and between the Company and Bear, Stearns & Co. Inc., Lehman Brothers Inc., NationsBanc Montgomery Securities LLC and Schroder & Co. Inc., as such agreement may be amended, modified or supplemented from time to time.

                           "Resolution" has the meaning set forth in the first
                  paragraph of this Certificate of Designations.

                           "Senior Securities" has the meaning set forth in
                  paragraph (b) hereof.

                           "Special Conversion Exercise Period" means the period
                  commencing on the date of the mailing of a notice by the Company that a Change of Control has occurred and ending on the 45th day thereafter or, if such 45th day is not a Business Day, the next succeeding Business Day.

                           "Special Conversion Notice" has the meaning specified
                  in paragraph (h) hereof.

                           "Special Conversion Termination Date" means the last
                  day of the Special Conversion Exercise Period.

                           "Special Conversion Price" means the greater of (1)
                  the Closing Price per share of Common Stock for the five Trading Days ending on the last Business Day preceding the date of a Change of Control and (2) $10.67 per share (which amount is equal to 66 2/3% of the last reported sale price of the Common Stock on April 6, 1998), each time the then prevailing Conversion Price shall be adjusted as provided elsewhere herein, shall likewise be adjusted so that the ratio of such dollar amount to the then prevailing Conversion Price, after giving effect to any such adjustment, shall always be the same as the ratio of $10.67 to the Initial Conversion Price (without giving effect to any adjustment)).

                           "Trading Day" means any day on which the New York
                  Stock Exchange or other applicable stock exchange or market is open for business.

                           "Transfer Agent" means BankBoston, N.A., a national
                  banking association, or any successor transfer agent for the 6 1/2% Preferred Stock.

                           "Voting Rights Triggering Event" has the meaning set
                  forth in paragraph (g)(iii) hereof.



                                      * * *

         IN WITNESS WHEREOF, Sensormatic Electronics Corporation has caused this Certificate of Designations to be signed by Robert A. Vanourek, its President, and attested by Walter A. Engdahl, its Secretary, this 9th day of April, 1998.

                                        SENSORMATIC ELECTRONICS CORPORATION



                                        By:/s/ Garrett E. Pierce
                                           ---------------------------------
                                           Garrett E. Pierce,
                                           Senior Vice President and
                                           Chief Financial Officer

Attest:



By:/s/ Walter A. Engdahl
   ---------------------------------
   Walter A. Engdahl,
   Secretary




         [SEAL]